                                                                 EXHIBIT 99.2





                                 April 8, 1997



Mr. David R. Goode
Chairman, President and
  Chief Executive Officer
Norfolk Southern Corporation
Three Commercial Place
Norfolk, Virginia  23510

Dear David:

                        This letter sets forth our agreement concerning the basis on which CSX Corporation ("CSX") and Norfolk Southern Corporation ("NSC") would jointly participate in the acquisition of Conrail Inc. ("CRR") consistent with CSX's merger agreement, as amended through the third amendment, dated March 7, 1997 (the "Third Amendment"), and as further amended consistent with the terms hereof through the fourth amendment dated the date hereof (the "Fourth Amendment"), with CRR (the "Merger Agreement"). Under this Agreement, CSX and NSC jointly will acquire all CRR shares not already owned by CSX and NSC through CSX's outstanding tender offer (such outstanding tender offer as supplemented to include NSC's participation as set forth herein, the "Amended Second Offer") and the subsequent merger contemplated by the Merger Agreement (the "Merger"). CRR will be the "Surviving Corporation" in the Merger, as provided in the Merger Agreement. While this letter is provided as an outline of our agreements and will be followed by Definitive Documentation (as hereinafter defined), it is a binding obligation with respect to the matters described herein. As used in this Agreement, "CSX" and "NSC" will include the respective rail subsidiaries of CSX and NSC, as the context requires.

                        1.        CSX/NS Acquisition Sub.

                        Formation. Promptly following the execution of this Agreement, and subject to NSC's consent as provided below, CSX (or CSX and NSC) will form a new entity under the laws of a jurisdiction to be determined, which may be in corporate, partnership or limited liability company form ("CSX/NS Acquisition Sub"). The authorized capital stock or similar equity interests or units of CSX/NS Acquisition Sub (the "Equity") will consist solely of two classes with identical economic and other rights, except that one class will have voting rights and the other class will not have voting rights. CSX/NS Acquisition Sub will be capitalized by CSX and NSC through the Stock Contributions, which will have a deemed aggregate valuation of $2,898,263,640, and Cash Contributions, all as provided
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Mr. David R. Goode
April 8, 1997
Page 2




below. Upon and immediately following the Stock Contributions as provided below, the Equity with voting rights of CSX/NS Acquisition Sub will be owned 50% by CSX and 50% by NSC (with a deemed aggregate valuation of $1,886,000,000), and the Equity without voting rights of CSX/NS Acquisition Sub will be owned solely by CSX (or its controlled subsidiary) (with a deemed aggregate valuation of $1,012,263,640) and will represent 34.94% of the aggregate Equity represented by the outstanding voting and non-voting Equity of CSX/NS Acquisition Sub. In connection with each Cash Contribution made under this Agreement by CSX (or its controlled subsidiary) or NSC (or its controlled subsidiary), non-voting Equity will be issued to the contributing party with a deemed valuation equal to the amount of the related Cash Contribution.

                        Contributions. CSX, through Green Acquisition Corp. ("Tender Sub"), currently has (and, except with respect to 100 CRR shares to be retained by CSX, upon the Stock Contributions Tender Sub will have) a beneficial interest in 17,775,124 CRR shares now held in a voting trust; and NSC, through Atlantic Acquisition Corporation ("AAC"), currently has a beneficial interest in 8,200,000 CRR shares now held in a voting trust.
Neither Tender Sub nor AAC has incurred any obligations or liabilities or engaged in any business or activities other than, in the case of Tender Sub, as contemplated in the Merger Agreement and, in the case of AAC, in connection with the NSC tender offer and related matters. Through the mechanics described in the following paragraph, concurrently with the formation of CSX/NS Acquisition Sub, CSX will contribute to CSX/NS Acquisition Sub all the capital stock of Tender Sub and NSC will contribute to CSX/NS Acquisition Sub all of its interest in such 8,200,000 CRR shares (such transactions, the "Stock Contributions"). In connection with the Stock Contributions, (1) CSX will have exclusive authority with respect to amendments to the CSX voting trust until consummation of the Amended Second Offer and (2) CSX will be permitted to retain 100 CRR shares outside of CSX/NS Acquisition Sub by conveyance from Tender Sub prior to the Stock Contributions, by amendment to the Tender Sub voting trust agreement to segregate such shares or otherwise. In addition, in connection with the Stock Contributions, NSC will have exclusive authority with respect to amendments to the AAC voting trust until consummation of the Amended Second Offer. Notwithstanding anything to the contrary in the preceding two sentences, no amendments shall be made to the Tender Sub voting trust or the AAC voting trust that would impair the ability of the parties to consummate the transactions contemplated herein in accordance with the terms hereof.

                        All CRR shares currently owned by Tender Sub and AAC, and all additional CRR shares acquired pursuant to the Amended Second Offer and the Merger, will continue to be held in voting trusts until the effective date of Surface Transportation Board ("STB") approval of the transactions contemplated by the Merger Agreement and by this Agreement. In furtherance thereof, without prejudice to CSX's and NSC's obligations to make the Stock Contributions upon the formation of CSX/NS Acquisition Sub as promptly as practicable following the execution hereof as provided herein, upon consummation of the Amended Second Offer, CSX and NSC will cause the CRR shares currently held in the Tender Sub and AAC voting trusts to be transferred to a new or consolidated voting trust, in a form as agreed to by CSX and NSC, for the benefit of CSX/NS Acquisition Sub, to which all additional CRR shares acquired pursuant to the Amended Second Offer and the Merger will be transferred for the benefit of CSX/NS Acquisition Sub. CSX and NSC also will cause the trustee of the new or consolidated voting trust to issue to CSX/NS Acquisition Sub trust certificates representing all such CRR shares. Following consummation of the Amended Second Offer and the Merger, CSX/NS Acquisition Sub (or its wholly owned
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Mr. David R. Goode
April 8, 1997
Page 3




subsidiary) will own voting trust certificates representing 100% of the stock of the Surviving Corporation.

                        In addition to the Stock Contributions provided for above, each of CSX (or its controlled subsidiary) and NSC (or its controlled subsidiary) will contribute cash to CSX/NS Acquisition Sub to fulfill its obligations under this Agreement (including, without limitation, for the purpose of purchasing in the Amended Second Offer and the Merger all CRR shares not already held by the Tender Sub and AAC voting trusts) (each, a "Cash Contribution") in amounts such that the aggregate cash amount expended (excluding legal, investment banking and other advisory fees and associated expenses (collectively, "Advisor Expenses") and including only the amounts paid for the shares and amounts specifically required under this Agreement to be shared by Percentage) to acquire CRR shares by CSX, NSC and CSX/NS Acquisition Sub is borne 42% by CSX and 58% by NSC (the 42%/CSX and 58%/NSC is hereinafter referred to as the "Percentage"), valuing all CRR shares acquired prior to the date hereof by CSX at $110 per share and by NSC at $115 per share; provided that CSX will not be required to make Cash Contributions to CSX/NS Acquisition Sub unless and until NSC shall have made at least $1,757,125,979 in Cash Contributions to CSX/NS Acquisition Sub. Such Cash Contributions will be made in accordance with the terms under the subsection entitled "Formation" above and at such times as are required to fulfill obligations hereunder (including, without limitation, for Tender Sub to purchase CRR shares in the Amended Second Offer and the Merger). All cash contributed by CSX and NSC to CSX/NS Acquisition Sub to purchase CRR shares in the Amended Second Offer and the Merger in accordance with this Agreement will be contributed by CSX/NS Acquisition Sub to Tender Sub to be used by Tender Sub (or its wholly owned subsidiary formed to consummate the Merger) to purchase CRR shares in accordance with the Merger Agreement.

                        CSX's and NSC's obligations to make the Stock Contributions and the Cash Contributions required hereunder and their other obligations hereunder are not subject to the condition that Definitive Documentation has been agreed to by CSX and NSC. The only conditions to CSX's and NSC's obligations to make the Cash Contributions for the consummation of the Amended Second Offer and the Merger will be those same conditions applicable to CSX and Tender Sub as set forth in Section 15 of the CSX Offer to Purchase, dated December 6, 1996, as amended (the "Offer to Purchase"), and in the Merger Agreement, respectively. In addition, notwithstanding whether the conditions to consummation of the Amended Second Offer or Merger are satisfied, CSX and NSC shall be obligated to make Cash Contributions as provided in this Agreement or indemnity payments as provided in this Agreement in order to satisfy any claims made against CSX and NSC following the date hereof under the Merger Agreement or this Agreement (including without limitation under the "put" provisions of the Pennsylvania Control Transaction Law (as defined in the Offer to Purchase)) in accordance with "Other Liabilities" in Section 3 of this Agreement.

                        Governance. As described above, following the Stock Contributions, each of CSX and NSC will have equal decision-making authority with respect to matters relating to CSX/NS Acquisition Sub and its subsidiaries (which, following the Stock Contributions, will include Tender Sub and Merger Sub (as defined in the Merger Agreement)), including
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Mr. David R. Goode
April 8, 1997
Page 4




matters concerning the formation, organization, governance and activities thereof. In furtherance of the foregoing, until the Stock Contributions, CSX will not take any action concerning the formation, organization, governance or activities of CSX/NS Acquisition Sub, without the prior agreement of NSC.

                        Following the Stock Contributions, each of the parties will have and may exercise a 50% voting interest in CSX/NS Acquisition Sub (which may also be held in one or more controlled subsidiaries) and will have the right to appoint 50% of CSX/NS Acquisition Sub's directors or similar governing representatives. Each of the parties will be entitled to appoint a full time Co-Chief Executive Officer of CSX/NS Acquisition Sub, and all CSX/NS Acquisition Sub executive appointments will be subject to approval by the board of directors or similar governing body of CSX/NS Acquisition Sub. In addition, the parties will establish a protocol for the management of CSX/NS Acquisition Sub as well as a list of those items that will require board approval. The provisions of this paragraph will apply equally to the governance of CRR following the Control Date (as hereinafter defined) in order to effectuate the transactions contemplated hereby (including on-going operation of Shared Assets) as approved by the STB.

                        Subject to the other provisions hereof, in the event any shares of common stock or other Equity in CSX/NS Acquisition Sub are redeemed at any time, the parties agree that such redemption will occur in a way to ensure that at all times CSX and NSC will have equal voting rights in CSX/NS Acquisition Sub.

                        Further Actions. Following the Control Date, CRR lines and assets proposed to be operated by NSC or by CSX will be segregated from other CRR lines and assets through the creation of CRR or Surviving Corporation subsidiaries or operating divisions or through other means. Subject to any necessary regulatory approval, NSC and CSX will take and will cause CRR to take such action as is necessary to name NSC nominees as the officers and directors of the subsidiary or other entity holding the lines and assets to be operated by NSC, and to name CSX nominees as the officers and directors of the subsidiary or other entity holding the line and assets to be operated by CSX.

                        2.        Acquisition; Amended Second Offer; Merger
Agreement.

                        Amended Second Offer. As promptly as practicable following the execution hereof, the CSX Second Offer will be amended to add NSC and CSX/NS Acquisition Sub as joint bidders and to extend the expiration date thereof to 5:00 p.m. (New York City time) on May 23, 1997. Each of CSX and NSC will agree to the form of, and will be responsible for the accuracy and completeness of the information it provides in connection with, CSX's pending tender offer, any amendment thereto or of the Amended Second Offer and any related publications and filings, including any notices required to be given pursuant to the Pennsylvania Control Transaction Law.

                        Decision-making. Each of CSX and NSC will have equal decision-making authority with respect to the Amended Second Offer and the Merger Agreement including any amendment thereof. In furtherance of the foregoing, neither CSX nor NSC will, without the prior agreement of the other party, (x) agree to any modifications of the terms, conditions and/or timing of the Amended Second Offer or make any determination as to the satisfaction of any conditions thereto or (y) agree to any modifications of the terms and conditions of, or give any consent or waiver or exercise any right of termination under, the
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Mr. David R. Goode
April 8, 1997
Page 5




Merger Agreement, including without limitation any decision regarding the exercise of the Green Option (as defined in the Merger Agreement) or under
Section 4.1 of the Merger Agreement. In this regard, CSX will not, without NSC's prior consent, agree to any determinations with respect to, or direct CRR to take any action with respect to, CRR's Employee Stock Ownership Plan, Pension Plan, Stock Employee Compensation Trust or any other CRR benefit plan. The foregoing provisions are intended to provide that immediately upon execution of this Agreement, NSC effectively will possess joint participation and decision-making on an equal footing with CSX in providing any consents under Section 4.1 of the Merger Agreement. In addition, upon consummation of the Amended Second Offer, CSX agrees that the Green Option shall be cancelled without any consideration paid to CSX.

                        CSX will not take any action that would reasonably be expected to result in CRR having a right to terminate the Merger Agreement in accordance with its terms (and NSC will not take any action including, without limitation, by withholding consent or making determinations under the preceding paragraph, in any case, that could reasonably be expected to result in CRR having a right to terminate the Merger Agreement, including as a result of a breach by CSX of the Merger Agreement). In addition, CSX will consult and agree with NSC prior to providing any notices to CRR under the Merger Agreement and shall promptly provide NSC with copies of all written notices provided by CSX to CRR or received by CSX from CRR under the Merger Agreement.

                        CSX has supplied NSC with executed copies of an amendment to CRR's Rights Plan and the Fourth Amendment and with certain resolutions of the CRR Board which CSX has been advised have been enacted, approved and delivered by the CRR Board immediately prior to the execution and delivery of this Agreement, and NSC hereby consents to the taking of such actions.

                        3.        CRR Division.  (a)  Division of Assets.
Subject to necessary regulatory approvals and implementation, CRR's routes ("Routes"), assets in proximity to such Routes ("Assets Related to the Routes") and certain facilities (the "Facilities") will be divided and made available to CSX and NSC, and where indicated CSX and NSC will have Joint Use/Shared Access relating to "Shared Assets" (as defined below), all as specified in the map and the schedules thereto which are attached as part of Exhibit A (it being understood that the portion of Exhibit A entitled "Conrail Line Allocation" is not intended to represent the precise cutpoints of Routes, which will be determined in connection with the negotiation of the Definitive Documentation based on operational practicalities, but rather is intended to be descriptive of the line segments agreed to by the parties in Exhibit A). Pursuant to this division, except as provided more specifically hereafter or more fully explained herein, following the implementation date of this division, (i) NSC will acquire use of and responsibility for the management and costs (including lease costs, if any) of the Altoona and Hollidaysburg shops, and (ii) CSX will acquire use of and responsibility for the management and costs (including lease costs) of the CRR headquarters building and the CRR information technology facilities in Philadelphia; provided that to the extent that a Facility referred to in (i) or (ii) immediately prior to such implementation date was operated by CRR for the benefit of the CRR system as a whole, the party to which such Facility is allocated will accommodate the needs of the other party for a transition period following such implementation date, as will be provided in the Definitive Documentation.
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Mr. David R. Goode
April 8, 1997
Page 6




                        Notwithstanding (i) and (ii) above, CSX and NSC will jointly use and have responsibility for the following ("System Support Operations"): the customer service center in Pittsburgh; the crew management facility in Dearborn; the system maintenance-of-way equipment center in Canton; the signal repair center in Columbus; and the management of a portion of CRR headquarters function and management at System Support Operations sufficient for the management of the Surviving Corporation ("Continuing Conrail Management"). The Continuing Conrail Management will be comprised of those employees of CRR selected by both CSX and NSC to operate the Surviving Corporation (including the System Support Operations). The costs of Continuing Conrail Management and of operating the Surviving Corporation will be shared based on the Percentage.

                        It is the parties' current intention that the Surviving Corporation will be preserved following the Merger, that the division of CRR assets and the assumption of liabilities relating to CRR assets will be specified in more detail in the Definitive Documentation and that CRR assets and liabilities will be allocated pursuant to long-term operating agreements, leases, one or more partnerships and/or limited liability companies and indemnity arrangements which will be set forth in the Definitive Documentation. However, the parties intend that, other than as described herein, the division of CRR routes and assets described in Exhibit A will be final and do not intend additional negotiation of such CRR routes and assets, except as agreed upon by CSX and NSC to provide additional detail or under extraordinary circumstances.

                        It is the parties' intention that (a) prior to STB approval, neither CSX nor NSC will at any time operate or exercise operational control over any of the Routes or Assets Related to Routes or Facilities or Shared Assets and (b) following STB approval, all CRR Routes and Assets Related to Routes will be operated separately and independently by or for the individual benefit of CSX or NSC, except (i) for such period after the Control Date as may be necessary to effectuate the division of Routes and Assets Related to Routes and Facilities contemplated hereby and as authorized by the STB and (ii) for the operation of Shared Assets as defined and described in Exhibit A pursuant to operating arrangements to be approved by the STB, if applicable.

                        Rolling stock, locomotives and work equipment ("Equipment") will be allocated to, and made available for use by, CSX and NSC in accordance with their respective Percentage. CSX and NSC will negotiate the allocation of Equipment by series and condition, giving effect to the suitability of the equipment for use on, and to meet traffic and service needs on, the Routes, Assets Related to a Route, Facilities and Shared Assets. Because CRR's equipment financing debt will be included in Pooled Costs (as hereinafter defined), the parties acknowledge that the final allocation of Equipment may require an equitable adjustment with respect to Pooled Costs. It is the parties' current intention that Equipment will continue to be owned by the Surviving Corporation or a subsidiary of the Surviving Corporation and allocated to the parties pursuant to lease or other similar agreements.

                        Stock ownership or partnership interests held by CRR and identified in Exhibit A.V. hereto will be allocated to either CSX or NSC as provided in Exhibit A.V.

                        All CRR rolling-stock-related inventory and supplies (including rolling-stock-related system stockpiles) at the Altoona and Hollidaysburg shops as of the Control Date will be allocated to NSC, provided that, to the extent that following the Control Date
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Mr. David R. Goode
April 8, 1997
Page 7




any work is performed at the request and for the account of CSX at the Altoona or Hollidaysburg shops, then CSX shall not be charged for any materials or supplies used in such work up to an amount equal to 42% of the total value of the rolling-stock-related inventory and supplies (including rolling-stock-related system stockpiles) at the Altoona and Hollidaysburg shops as of the Control Date (ignoring inventory acquired for the purpose of fulfilling a third-party contract, which will follow the contract).

                        All CRR furniture, fixtures, computers, office supplies and equipment (other than Equipment and system stockpiles of supplies and inventory, which will be allocated as otherwise provided herein) (all of the foregoing, collectively, "FF&E") will be allocated between the parties as follows: (i) all FF&E at CCR's Altoona and Hollidaysburg shops will be allocated to NSC; (ii) all FF&E at CCR's Philadelphia headquarters building and information technology center will be allocated to CSX; (iii) all FF&E located in buildings on or along Allocated Assets will be allocated to the party receiving such Allocated Assets; and (iv) all FF&E located in buildings on or along Shared Assets, in System Support Operations facilities or elsewhere, will be Pooled Assets and will be allocated or shared based on the Percentage. All CRR corporate memorabilia and antiques, such as artifacts, charters and art wherever located, will be allocated equally between CSX and NSC.

                        All other assets not otherwise allocated herein including, but not limited to, the following, will be "Pooled Assets" and will be allocated or shared based on the Percentage: (1) non-operating property and improvements not in proximity to a Route, an Asset Related to a Route, a Facility or a Shared Asset; (2) stock ownership or partnership interests (other than interests allocated to either CSX or NSC as provided in Exhibit A.V. hereto); (3) working capital; (4) employee benefits plans and the assets of such plans; (5) system stockpiles of supplies and inventory regardless of location (other than materials acquired for the purpose of fulfilling a third-party contract, which will follow the contract, and other than as provided above with respect to the rolling-stock-related inventory and supplies (including rolling-stock-related system stockpiles) at the Altoona and Hollidaysburg shops); (6) the System Support Operations; and (7) all other assets not appurtenant to the allocated CRR assets.

                        (b) Shared Assets. Exhibit A specifies certain areas of Joint Use/Shared Access where CRR routes and assets are to be made available to both CSX and NSC on a shared basis ("Shared Assets") as described in Exhibit
A. Except as specified in Exhibit A, Shared Assets will remain assets of CRR or a subsidiary of CRR.

                        (c)  Liabilities.

                        General. Environmental liabilities (known and unknown) of CRR that relate predominately to a Route or an Asset Related to a Route or a Facility (Exhibit A) to be allocated to CSX or NSC (an "Allocated Asset") will be Pooled Costs when paid prior to the Control Date and will follow such Allocated Asset when paid following the Control Date. When expenses are paid following the Control Date with respect to an environmental liability relating to an Allocated Asset, the entity paying the expense will be reimbursed by CRR or the Surviving Corporation to the extent of the net amount of any reserve existing for such Allocated Asset as of the date hereof reduced by any payments made and charged against such reserve through the Control Date.
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Mr. David R. Goode
April 8, 1997
Page 8




                        Liabilities (other than environmental liabilities, which are provided for above) of CRR that arise after the Control Date and that relate predominantly to an Allocated Asset will follow such Allocated Asset. Except as otherwise provided herein, all other liabilities that (x) arise prior to the Control Date and that relate predominately to an Allocated Asset or (y) are Corporate Level (as defined below) liabilities will be Pooled Costs and will be shared based on the Percentage. The "Control Date" is the effective date on which NSC and CSX are authorized by the STB to exercise control over CRR. "Corporate Level" liabilities will include, but not be limited to: (1) environmental liabilities associated with property that is not allocated to CSX or NSC pursuant to Exhibit A; (2) all claims arising prior to the Control Date and not otherwise specifically allocated herein with administration of such claims to be handled by CSX or NSC, whichever has control over the Allocated Asset where the incident arose or in cases in which a liability arises from an incident or incidents occurring at more than one location, by the party having control of the Allocated Asset most significantly involved; (3) employee benefit costs arising before the Control Date and not otherwise specifically allocated in this Agreement, e.g., health, accident, life and disability benefits; (4) all taxes accruing for periods prior to the Control Date, including tax leverage transactions; (5) taxes, if any, associated with the division of CRR assets between CSX and NSC; (6) leases and lease termination costs that arise prior to the Control Date (other than the costs of any lease for the Philadelphia headquarters, the Philadelphia information technology center or the Altoona or Hollidaysburg shops); (7) debt and debt guarantees;
(8) costs of FELA claims made prior to the Control Date, which will be Pooled Costs, provided that the costs of FELA claims made on and after the Control Date will become the liability of the party to which the relevant employee is allocated (it being agreed that a FELA claim shall be considered "made" (i) when a written report of the incident giving rise to the claim has been made by the injured employee or the employee's supervisor to the employer or (ii) when the claimant's employer has made or filed a FRA report of an injured employee or (iii) for an employee or former employee alleging an occupational injury, when such employee has completed a written questionnaire regarding such injury with the claim department or the employer has received written notice of legal representation or notification of filing of a lawsuit regarding an employee or former employee's claim); (9) all other employee costs not otherwise provided for elsewhere herein or in the Definitive Documentation other than those for claims which arise after an employee is transferred to either CSX or NSC (which claims will be the responsibility of the party to whom such employee is transferred); (10) liabilities arising prior to the Control Date from other contracts; and (11) other transition costs of CRR not the sole responsibility of CSX or NSC not specifically provided for elsewhere herein. (The term "arise" or "arising prior to the Control Date" means that the circumstances giving rise to the liability have transpired, whether or not such liability has been discovered, asserted or accrued. If the circumstances giving rise to a liability bridge the Control Date, the parties will apportion it to pre-Control Date and post-Control Date periods, with disagreements being subject to binding arbitration pursuant to the Definitive Documentation.)

                        Employee-related Liabilities. For purposes of the following, "Separation Costs" means labor protection costs, severance (including payments under severance agreements), personnel relocation expenses and all other dismissal expenses and stay bonuses (including liabilities under the Third Amendment); and "contract" means covered by a collective bargaining agreement. Upon and following the Control Date:

                 (i) Separation Costs associated with contract employees at CRR's shops in Altoona and Hollidaysburg will be the responsibility of NSC. Separation Costs
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Mr. David R. Goode
April 8, 1997
Page 9




                            associated with contract employees at CRR's
                            Philadelphia headquarters, Philadelphia
                            technology center and Pittsburgh customer service center (notwithstanding the joint use and responsibility provided for herein) will be the responsibility of CSX.

                            However, the on-going expenses of the
                            Continuing Conrail Management and of the other System Support Operations will be Pooled Costs while they are incurred for the benefit of both parties. Both CSX and NSC will have the right, upon six months' prior written notice, to notify the other party that they no longer need a facility or function or portion thereof the costs of which were Pooled Costs at the time of such notice. Once the six-month period has expired, the costs associated with such facility or function or portion thereof with respect to which notice was given will cease to be Pooled Costs and will be allocated as otherwise provided in this Agreement, but the costs associated with the facility or function or portion thereof which continue to be incurred for the benefit of both parties will continue to be Pooled Costs and shared by Percentage. Notwithstanding the foregoing, Separation Costs associated with Continuing Conrail Management employees and System Support Operations employees shall be allocated as otherwise provided herein.

                 (ii) Separation Costs associated with CRR contract employees working jobs on Allocated Assets will be the sole responsibility of the party to which that Allocated Asset is allocated. For each CRR contract employee working jobs on Routes or Assets Related to Routes or Facilities not primarily allocated to either CSX or NSC (other than jobs that relate primarily to Continuing Conrail Management or Routes or Assets Related to Routes or Facilities constituting System Support Operations or Shared Assets), the Definitive Documentation will establish a mechanism to assign sole responsibility to either CSX or NSC for the above costs and expenses.

                 (iii) Separation Costs, compensation and all other expenses associated with employees of CSX or NSC will be the sole responsibility of their respective employing carrier.

                 (iv) Separation Costs associated with non-contract employees (including payments to be made by CSX, CRR or the Surviving Corporation under the Merger Agreement) will be Pooled Costs and shared by Percentage to the extent that CRR assets are otherwise unavailable to satisfy such expenses.

                 (v) Compensation and other expenses for employees working jobs on Allocated Assets will be the sole responsibility of the party to whom such Allocated Asset has been allocated.

                 (vi) Without regard to the above, the Separation Costs under CRR plans and agreements (including the Third Amendment) for a CRR employee who accepts employment with CSX or NSC will be borne, subsequent to the date of such employment, by the employing party.
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Mr. David R. Goode
April 8, 1997
Page 10




                Other Liabilities. CSX and NSC will share by Percentage all other liabilities and costs incurred following the execution of this Agreement relating to the Merger Agreement (including for CRR shares, if any, that are "put" pursuant to the Pennsylvania Control Transaction Law) other than (a) Advisor Expenses, which will be paid by the incurring party, and (b)(i) CSX's, CRR's and the Surviving Corporation's liability to current or former CRR shareholders for the pending claims in the pending CRR shareholders litigation (other than litigation brought by NSC or its affiliates), which liability, together with all related litigation costs (which shall not include CRR legal fees incurred prior to the date hereof), shall be borne solely by CSX, and (ii) CSX's (including Tender Sub's), CRR's and the Surviving Corporation's, on the one hand, or NSC's (including AAC's), on the other hand, liability for disclosure-based claims based on disclosures made prior to the date hereof brought by current or former CRR shareholders in connection with the Merger Agreement or the Amended Second Offer or the transactions contemplated thereby based on the accuracy or completeness of information supplied by such party, which liability, together with all related litigation costs (which shall not include CRR legal fees incurred prior to the date hereof), shall be solely the responsibility of CSX or NSC, respectively.

                        4. Definitive Documentation. Promptly after execution of this Agreement, CSX and NSC will negotiate in good faith toward reaching and will enter into and execute fuller documentation with respect to the transactions contemplated hereby ("Definitive Documentation"), which documentation will supercede this Agreement. The Definitive Documentation will include trackage rights and haulage agreements consistent with Exhibit B hereof and will also implement the details provided in Exhibit A hereof. To the extent that the parties are unable to agree on any matter arising under this Agreement or in the negotiation of the Definitive Documentation, the parties will appoint Cannon Y. Harvey, Esq., or such other person as may be mutually agreed upon in the event that Mr. Harvey is unable or unwilling to serve, as a mediator to aid in resolving such matter through mediation for a period not to exceed 30 days under the then current CPR Institute For Dispute Resolution Mediation Procedure for Business Disputes. The Definitive Documentation will provide that all disputes and disagreements arising under the Definitive Documentation will be resolved by binding arbitration in accordance with procedures to be agreed upon and specified in the Definitive Documentation.
The provisions of this Section 4 shall not apply to any dispute for which a party seeks an equitable remedy or other provisional relief.

                        5. STB. (a) The parties will coordinate and cooperate with one another with respect to matters involving the STB approval process, and will as expeditiously as possible seek STB and any other regulatory approval or authority necessary for consummating the transactions contemplated by this Agreement and the Definitive Documentation. The parties will use their best efforts to obtain such approvals, and neither party will take any position (at the STB or with any governmental or political body or elsewhere) inconsistent with this Agreement and the Definitive Documentation.

                        (b) CSX and NSC shall coordinate and consult with one another with respect to all settlements involving the STB approval process.
The parties further understand that: (1) any settlement or agreement pertaining to the Shared Assets will require the joint approval of CSX and NSC;
(ii) neither CSX nor NSC shall make any settlement or agreement with respect to a line or other asset which, after STB approval, would be operated in

Mr. David R. Goode
April 8, 1997
Page 11




the interest of the other party without such other party's consent; and (iii) nothing contained herein shall require joint action for either CSX or NSC to enter into any settlement or railroad transportation contract with any shipper or receiver of freight.

                        (c) If any settlement or any accepted STB condition relates to an Allocated Asset which, after STB approval, would be operated in the interest of NSC or in the interest of CSX or (as in the case of Shared Assets) would be operated in the interest of both, the burden of such settlement or condition will be borne where it falls, and the Percentage will not be adjusted to reflect the settlement or condition.

                        (d) The Definitive Documentation and the voting trust will include provisions specifying the parties' respective rights in the event the STB imposes any non-standard condition materially reducing the benefits anticipated by either party from the transaction.

                        6. Access and Preservation. Each of CSX and NSC agrees to be bound by the terms of the Confidentiality Agreement dated March 13, 1997 (as if such agreement covered confidential information of either of them) with respect to all confidential information to be provided by such person to the other in connection with the transactions contemplated hereby. Pursuant to the terms of Section 4.3 of the Merger Agreement, as amended, CSX will use all reasonable efforts to cause NSC to be on an equal footing with CSX with respect to the ability to obtain access to CRR property and personnel and information about CRR. Until NSC is placed on an equal footing with CSX, CSX will provide NSC and its representatives access upon reasonable notice and at reasonable times and upon other reasonable terms and conditions, subject to availability under the Merger Agreement and to applicable regulations, to the books and records and assets of CRR and to CRR employees and advisers having knowledge of its business and affairs.

                        7. NSC Offer. Upon execution hereof, NSC will terminate its outstanding tender offer for CRR shares. Upon consummation of the Amended Second Offer as modified in accordance with this Agreement, NSC will withdraw its letter dated February 10, 1997 relating to the CRR 1997 Annual Meeting of Shareholders and, until such withdrawal, will take no action in furtherance of the matters covered by such letter without CSX's consent, unless the date of the CRR 1997 Annual Meeting of Shareholders is changed.

                        8. Litigation. Promptly following execution of this letter agreement, NSC and CSX will take such action as is necessary to dismiss with prejudice all pending lawsuits between the parties relating to the CRR acquisition, and CSX, under the Merger Agreement, will not consent to the taking of any action by CRR respecting, and, following the Merger will request pursuant to Section 5.13 of the Merger Agreement the dismissal with prejudice of, all claims and litigation against NSC, its officers and affiliates relating to the CRR acquisition. In addition, CSX will request pursuant to Section 5.13 of the Merger Agreement that CRR join in a stay or similar adjournment of any such proceeding.

                        9. Certain Obligations; Indemnification. CSX and NSC, as provided above, each having a 50% voting interest in CSX/NS Acquisition Sub (which, following the Merger, will own 100% of the Surviving Corporation) following the Stock Contributions, will cause the Surviving Corporation to honor all commitments of the Surviving Corporation under the Merger Agreement. Except as may otherwise be provided in this

Mr. David R. Goode
April 8, 1997
Page 12




Agreement, to the extent that, following the date hereof, any claims are made under or in connection with the Merger Agreement against the Surviving Corporation, CSX or NSC or any of their respective affiliates, CSX and NSC will share any liability thereunder by Percentage, and each of CSX and NSC will indemnify the other for its proportionate share according to Percentage, except to the extent that any such liability results from a breach by the indemnified party of the terms of this Agreement. However, the indemnification contemplated in the foregoing sentence will not cover the liability to be borne solely by CSX or NSC as provided under the subsection entitled "Other Liabilities" in Section 3.

                        10. Disclosure. Any written news releases and any other disclosure required to be filed with any governmental authority (other than routine information) pertaining to this Agreement or the transactions contemplated hereby will be reviewed by and agreed upon by both CSX and NSC prior to release, subject to requirements of law.

                        11. Employment of Employees. As promptly and practicably as possible after the date hereof subject to any subsequent modifications deemed necessary by CSX and NSC to ensure continuity of customer service, CSX and NSC will jointly develop the staffing process to be followed with the employment or redistribution of non-contract CRR personnel associated with the CRR acquisition. In addition, CSX and NSC will coordinate and consult with one another in connection with the hiring of CRR personnel to CSX and NSC in order to assure a smoother transition to the division contemplated hereby, each party hereto recognizing these legitimate needs of the other with respect to such hiring.

                        12. Payments. To the extent that a party is liable and responsible for a payment item hereunder, such party will indemnify the other hereto with respect to such item and such party will pay such item directly, reimburse CRR for payment of such item or suffer an adjustment to the contributions and distributions contemplated hereunder in respect of such payment. The parties agree to make capital contributions to CSX/NS Acquisition Sub in a timely manner to fund payments required to be made under this Agreement.

                        13.       Entire Agreement; No Third-Party
Beneficiaries; Consents. This Agreement (including the exhibits hereto) and the confidentiality agreements between the parties constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and are not intended to confer upon any person other than the parties any rights or remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF; PROVIDED, HOWEVER, THAT THE LAWS OF THE RESPECTIVE STATES OF INCORPORATION OF EACH OF THE PARTIES HERETO SHALL GOVERN THE RELATIVE RIGHTS, OBLIGATIONS, POWERS, DUTIES AND OTHER INTERNAL AFFAIRS OF SUCH PARTY AND ITS BOARD OF DIRECTORS. To the extent that any consent or concurrence is required under this Agreement, such consent or concurrence will not be unreasonably withheld.

Mr. David R. Goode
April 8, 1997
Page 13




                        If the terms of this letter are satisfactory to you, please so signify by signing and returning to us the enclosed copy of this letter so that work on the Definitive Documentation may begin.

                                        Sincerely,

                                        CSX CORPORATION

                                        By: /s/ JOHN W. SNOW
                                           -------------------------------------
                                             John W. Snow
Accepted and Agreed as of the
8th day of April, 1997.

NORFOLK SOUTHERN CORPORATION



By: /s/ DAVID R. GOODE
   ------------------------------
       David R. Goode

                                    Exhibit A

I.  ROUTES

       CRR's routes ("Routes") will be assigned as shown on the attached maps and as set out in the attached table captioned "Conrail Line Allocation."

II. ASSETS RELATED TO ROUTES. Except as otherwise expressly provided in the letter agreement, "Assets Related to Routes" shall include the following:

         1. the track structure (rails, ties, grading, bridges, tunnels, culverts, etc.),

         2. the underlying right-of-way, operating and non-operating, regardless of its width, and associated structures,

         3. except in areas of Shared Assets, or areas where the parties' respective Routes are approximately equidistant from the Asset Related to the Route in question, where other arrangements are made, appurtenant yards, sidings, switch tracks and repair or other maintenance facilities,

         4. real estate (whether or not used for operating purposes) in proximity to the Routes,

         5. signal, communications and computer facilities on the right-of-way and, to the extent used to operate the Routes, off the right-of-way (except where a particular S&C facility, such as a microwave tower, is used in conjunction with operation of both a Route going to NS and a Route going to CSXT, the parties shall negotiate an arrangement which will facilitate their respective operations),

         6. tools and supplies located on and along the Routes, including repair materials, except system stockpiles of supplies and inventory,

         7. equipment such as hi-rail cars and local repair equipment usually and customarily used on a Route (as opposed to systemwide),

         8. contracts, agreements, and rights, other than transportation contracts, relating to a Route, including without limitation trackage and other operating rights, crossing agreements, leases, reversions, longitudinal easements and other occupancy agreements, and the rents and profits arising therefrom, and

         9. muniments of title, valuation maps, surveys, files and records relating to a Route.

III. JOINT USE/SHARED ACCESS AND OTHER CITY DETAIL
     ("SHARED  ASSETS")

The Definitive Documentation will include agreements providing for joint use of the following CRR properties and rights (the "Shared Assets"), subject to the operating principles here specified.


ASHTABULA HARBOR

NS will be assigned and control CR's Ashtabula Harbor facilities, with CSXT receiving use and access, up to a proportion of the total ground storage, throughput, and tonnage capacity of the facility equal to the Percentage.

CSXT will control the interlocking at the crossing of the CR Youngstown Line and CR Chicago Line.

NS and CSXT agree that if either carrier acquires or controls additional Lake Erie coal dock capacity, it will make arrangements with the other carrier to maintain parity and competitive balance in dock access and coal ground storage.


BUFFALO

The attached map summarizes the CSXT/NS understanding for CR facilities in Buffalo, subject to the following:

- CSXT will be assigned Seneca Yard, and both CSXT and NS will receive access to yard tracks in Seneca Yard sufficient for the origination and termination of trains (precise number of tracks to be determined), at the end of the CR Buffalo Line to be assigned to NS, for purposes of improved interchange with the South Buffalo RR.

- CSXT and NS will form a joint team to study and use reasonable efforts to resolve NS delay problems at CP Draw in Buffalo.


CHICAGO

The attached map summarizes the CSXT/NS understanding for CR facilities in Chicago, subject to the following:

- Both NS and CSXT will have access to CR's route and right to BNSF's Willow Springs Yard.

- An agreement between NS and CSXT as IHB shareholders will provide that as between NS and CSXT:

    (a) CSXT will use and control IHB's Blue Island Yard, and NS will not utilize Blue Island Yard except for purposes of traffic to/from IHB switched industries;

    (b) NS will use and control the IHB line from CP 502/Indiana Harbor to Gibson Crossing for the purposes of connecting to the Streator Line;

    (c) IHB dispatching will ultimately be controlled by CSXT but the dispatching will be done locally in the Chicago area;

    (d) CSXT will nominate, and subject to NS's concurrence in the nomination, which will not be unreasonably withheld, the parties will vote to elect CSXT's nominee as General Manager of IHB; and

    (e) NS may from time to time at its reasonable option require that a different General Manager be elected pursuant to (d).

    (f) Both NS and CSXT will be considered owners for purposes of determining rights to use IHB facilities and lines, IHB switch charges, and access to IHB industries. Both NS and CSXT will have overhead trackage rights on all IHB lines.

- NS's rights over the IHB include use of B&OCT owned-trackage (IHB controlled) between Grand Trunk Tower (Blue Island) and the end of B&OCT ownership near McCook, and both CSXT and NS will retain access to Gibson Yard, which is used for multilevel classification.

- Should NS be dissatisfied with the treatment of its movements by IHB dispatchers, NS, CSXT and IHB will attempt to resolve these dispatching concerns. If the attempt does not resolve NS's concerns about IHB dispatching, NS will have the right to request a change in control of IHB dispatching to NS. If CSXT disagrees with that request for change in dispatching control, NS and CSXT agree to submit that request to binding arbitration. From time to time, not more frequently than 12 months after the last change in dispatching control or arbitration, the party not controlling dispatching may again seek a change, and require arbitration.


- NS and CSXT will maintain competitive balance over and through the Chicago gateway (including Streator), and will take appropriate steps to give the other carrier parity in Chicago-area ownership, dispatching and operational control as follows: If either party obtains additional control or additional ownership of Chicago terminal carriers (including but not limited to IHB, BRC, and EJ&E) or additional control of routes through Chicago, including ownership or control acquired by future merger, purchase, or other means, each hereby grants to the other a right to acquire an interest sufficient to maintain parity, at a price proportionate to the price paid by the acquiror, of any such ownership interest or additional control, however it is achieved. If either NS or CSXT feels that an action by the other party has upset the parity in the Chicago gateway and is unsuccessful in directly resolving the dispute, it may submit the dispute to binding arbitration.

- If the IHB agreements affecting or pertaining to Chicago's trackage expire or other operating agreements affecting Conrail operations expire, then CSXT and NS will take appropriate steps to execute new agreements or take other measures to preserve and maintain the interests of CSXT and NS as provided in this agreement.

- Should CSXT merge with BNSF and if CSXT requests, then NS agrees to transfer the Streator line from Osborne Crossing, including the dispatching control, for fair value.

-   CSXT will be assigned CR's 59th St. ("Panhandle") Yard site.

- CSXT will receive interim use of CR's Park Manor (63rd St.) intermodal facility during the period of CSXT's interim haulage between Chicago and Berea.


CLEVELAND

The attached map summarizes the CSXT/NS understanding for CR facilities in Cleveland, subject to the following:

- NS will have rights to construct a connection in eastern Cleveland to make direct moves between NS's Cleveland-Buffalo line and the CR Chicago line, using NS rights over CR's Cleveland Short Line to be assigned to CSXT.

- CR's Collinwood Yard will be assigned to CSXT, and CR's Rockport Yard will be assigned to NS.

- The Ford engine plant (located on the NS portion of CR in Cleveland) and the Parma auto plant (currently joint CSXT/CR) located on the CSXT portion of CR in Cleveland will be jointly served.


COLUMBUS, OH

The attached map summarizes the CSXT/NS understanding for CR facilities in Columbus, subject to field verification and the following:

- NS will be assigned CR's Buckeye Hump Yard. CSXT will be assigned the former "local yard" at Buckeye and the CR intermodal terminal at Buckeye.

- CSXT will be assigned the Buckeye Yard Lead from the north limit of "CP Buckeye" to "CP Darby." NS will be assigned the east track from "CP 138" to "CP 136," and CSXT will be assigned the west track between the same points. North of "CP 136," the current end of double track, NS will be assigned the right of way east of the single remaining track, and the Clintonville Siding, east of the single remaining track, with the intent to connect these two segments into a continuous track east of and parallel to the single remaining track. A new connection will be constructed, at NS expense, between the Clintonville Siding and the existing NS Bellevue-Portsmouth main line in the vicinity of Milepost 133.5, where both the NS and CR rights of way are parallel and level. CSXT shall, at its option and expense, have the right to construct a connection from its assigned track, the west located track of the right of way, to the new NS Clintonville Siding, so that both tracks can be utilized for operational flexibility between the vicinity of Milepost 133.5 to "CP 138," under the control of the respective assignee of each track.

- NS will control Buckeye interlocking, and CSXT will control CP-Mounds. CSXT will control the Buckeye Yard lead north of the limits of Buckeye interlocking. NS will have the right to construct a parallel track to the Buckeye Yard lead in order to provide for the proper functioning of Buckeye Yard.


DETROIT

The attached maps summarize the CSXT/NS understanding for CR facilities in Detroit, subject to the following:

- The NS/CSXT Detroit commercial joint area includes all CR trackage and access rights east of CP-Townline(Michigan Line MP 7.4) and south to and including Trenton (Detroit Line MP 20).

- NS will have operating control (dispatching) of CR routes from the south (Toledo, via Ecorse) and west (Kalamazoo, via CR's Junction Yard Branch) into NS's Oakwood Yard. This disposition does not change the boundaries of the NS/CSXT Detroit joint commercial area.

- Both CSXT and NS will have rights to run their own trains over the trackage in the NS/CSXT joint commercial area.

- Lincoln Yard disposition has not been resolved and will be determined in Definitive Documentation.

ERIE, PA

NS will have a free easement along CR right of way through Erie assigned to CSXT to replace NS right of way through streets in downtown Erie. Specifics including length to be determined. All costs of associated construction and relocation will be the responsibility of NS. NS will have trackage rights in Erie to connect its route from Corry to its existing Buffalo-Cleveland line if such connection can be achieved without using the CR Buffalo- Cleveland line.


FORT WAYNE, IN

CSXT will be assigned the NS and CR Fort Wayne Line in order to form a contiguous route between Crestline and Chicago. Mike interlocking at Fort Wayne and the Bucyrus interlocking will be controlled by NS.

A line relocation project underway in Fort Wayne will force NS and CSXT to share the former CR line between Junction and Hadley (crossing of former PRR and NKP West of Fort Wayne). Should NS and CSXT decide that capacity needs mandate an additional track, NS and CSXT will equally share the cost of constructing a new track between Junction and Hadley on the north side of the existing track, and ownership of the south track will revert to NS and ownership of the north track will revert to CSXT.

CSXT and NS will inspect and agree to divide CR's space in CR's Piqua Yard and determine most efficient means of utilizing the physical plant in Fort Wayne. Triple Crown will retain its current space in Piqua Yard and the right to have NS operate its trains between Piqua Yard and Mike interlocking. The NS Fort Wayne to Chicago line will be transferred to CSXT as part of a like kind exchange for the Streator line.

INDIANAPOLIS

- NS will be assigned Hawthorne Yard and NS will have sufficient tracks for the arrival, departure and make up of trains and will have reasonable access to and from the designated tracks.


MONONGAHELA

- NS shall be assigned, control, operate and maintain Monongahela subject to a joint use agreement providing CSXT equal, perpetual access to all current and future facilities located or accessed from the former Monongahela Railway, including Waynesburg Southern, hereinafter "Monongahela". NS and CSXT shall share the operating and maintenance expenses on Monongahela on a usage basis.

- CSXT and NS will both be able to separately provide transportation service to all customers on the Monongahela and no additional access fee will be charged CSXT for the joint usage. The parties will jointly work together to extend the Monongahela into the Enlow Fork and Bailey Mine area.

- Either party may request the construction of additional capacity and the requesting party shall bear the expense therefor unless the parties decide to share the additional capacity and the expense therefor.

- Should CSXT be dissatisfied with the treatment of its movements by Monongahela dispatchers, NS and CSXT will attempt to resolve these dispatching concerns. If the attempt does not resolve CSXT's concerns about Monongahela dispatching, CSXT will have a right to request a change in control of Monongahela dispatching to CSXT. If NS disagrees with that request for change in dispatching control, NS and CSXT agree to submit that request to binding arbitration. From time to time, not more frequently than 12 months after the last change in dispatching control or arbitration, the party not controlling dispatching may again seek a change, and require arbitration. Neither party may sell or transfer its rights to the Monongahela without first offering the other party the right of first refusal.


NS/CSXT NORTH JERSEY COMMERCIAL JOINT AREA

The attached maps summarize the CSXT/NS understanding for CR facilities in Northern New Jersey, subject to the following: (Dispatching to be determined by Definitive Documentation).

- The limits of the North Jersey NS CSXT commercial joint area will encompass all northern New Jersey trackage east of, and including, the Northeast Corridor, plus:

    - CR Lehigh Line west to CP Port Reading Jct., NJT Raritan Line, CR Port Reading Secondary west to Bound Brook and CR Perth Amboy Secondary west to South Plainfield.

- The NS/CSXT North Jersey commercial joint area includes the Northeast Corridor local service south to the Trenton market.

- The Port Newark/Elizabeth Marine Terminal area will be accessible to both CSXT and NS including:

    - Port Newark

    - Dockside (Expressrail)

    - Portside (Triple Crown)

- CSXT will be assigned CR's North Bergen and South Kearny (non-APL portion) intermodal terminals. CSXT will also be assigned CR developable property encompassing current CR Elizabethport Yard (Trumbull St. Yard). NS will be afforded use of two tracks for support of E-Rail intermodal facility.

-   CSXT and NS both will have access to the APL terminal in Kearny.

- NS will be assigned CR's Croxton and E-Rail intermodal facilities. NS will also be assigned the CR developable property adjacent to E-Rail (former CNJ shops area).

- Oak Island Yard and auto terminals at Doremus Avenue, Greenville, and Ridgefield Heights will be included in the NS/CSXT North Jersey Commercial Joint Area, and be accessible to both CSXT and NS.

- Both CSXT and NS will have the right to operate their own trains over any part of the NS/CSXT North Jersey Commercial Joint Area, except to exclusively assigned facilities.

- In Definitive Documentation, CSXT and NS will consider arrangements acceptable to the parties so each will have one controlled route through the NS/CSXT North Jersey Commercial Joint Area to the extent practicable.


PHILADELPHIA/SOUTH NEW JERSEY

The attached maps summarize the CSXT/NS understanding for CR facilities in Philadelphia and South New Jersey, subject to the following:

- The NS/CSXT Philadelphia/South Jersey commercial joint area includes all CR "Philadelphia" stations and stations within the Philadelphia City limits, industries located on the CR Chester Industrial and CR Chester Secondary tracks, all CR trackage in South New Jersey, and the CR freight franchise rights on Amtrak's Northeast Corridor north from Philadelphia (Zoo Tower) to the Trenton, NJ market.

-   The Morrisville intermodal facility is assigned to NS.

- CSXT will be assigned a contiguous route through Philadelphia from CSXT's (future) Eastwick connection to be constructed by CSXT, via CP Field and portions of CR's Harrisburg and Trenton lines to CP River and points north. In addition, CSXT will be assigned the Philadelphia/South Jersey Terminal trackage from CP Field to Pier 122 (Greenwich Yard area).

- To maintain a contiguous route through Philadelphia on the Northeast Corridor, NS will have the option to reconstruct, own and control an additional track where practical between Belmont and CP Field.

- CSXT is assigned Greenwich Yard property, with the exception of tracks used to support local freight service and the ore pier. NS and CSXT will continue to serve the Ameriport intermodal terminal or any replacement substantially built with public funding.

- Both CSXT and NS will have the right to operate their own trains over any part of the NS/CSXT Philadelphia/South New Jersey commercial joint area.


TOLEDO

The attached map summarizes the CSXT/NS understanding for CR facilities in Toledo, subject to the following:

-   CR's Stanley Yard will be assigned to CSXT.

-   CR's Airline Jct. Yard will be assigned to NS.

- CSXT and NS will form a joint team to study and use reasonable efforts to resolve CSXT delay problems at Vickers interlocking in Toledo.


WASHINGTON, DC

The attached map summarizes the CSXT/NS understanding for CR facilities in Washington, DC.


AMTRAK, NORTHEAST CORRIDOR (N.E.C.) RIGHTS

-   Commercial Definition

    - North End - Philadelphia (Zoo tower) to New York (Penn Station) will be part of the NS/CSXT Commercial Joint Area (NS and CSXT having equal customer access).

    -  South End - Washington, D.C. to Philadelphia (Zoo tower) exclusive to NS.

-   Operating Definition

    - Each party will have overhead trackage rights to operate trains between New York and Washington, D. C., as follows:

    - Between Zoo tower and Penn Station and between Landover and Baltimore, rights shall be shared equally and scheduled alternatively.

    -  Between Baltimore and Zoo Tower, CSXT shall be limited to 4 trains a day.

GENERAL

- CSXT and NS will have the right to make unilateral improvements in tracks and other facilities within joint commercial areas at their own cost.

- "Assigned" indicates authority and responsibility for operation and control under whatever business structure the parties specify in the Definitive Documentation.

- A "commercial joint area" or "joint commercial area" is a group of stations in a common geographic area to which both NS and CSXT will have access pursuant to the terms of this agreement and the Definitive Documentation.


IV.    FACILITY ASSIGNMENT ("Facilities")

    1. Altoona and Hollidaysburg Shops - NS

    2. Philadelphia Headquarters and Philadelphia area information technology facilities - CSXT

    3. Customer Service Center (Pittsburgh) - CSXT and NS

    4. Crew Management Facility (Dearborn) - CSXT and NS

    5. Signal System Repair Center (Columbus) - CSXT and NS

    6. System Maintenance of Way Equipment Center (Canton) - CSXT and NS

    The Definitive Documentation will address the handling of train dispatching facilities.

V.     DISPOSITION OF CERTAIN CONRAIL INTERESTS

-   Belt Railway of Chicago - CR's 16.67% interest in is assigned to NS

-   Trailer Train (TTX) - CR's 21.81% interest in is divided as follows:

                               CSXT            NS
          Current              9.340%         6.800%
          Conrail Splits       9.635         12.175        (21.81%)
                              ------         ------
                              18.975%        18.975%
                              ======         ======


-   Peoria & Pekin Union - CR's 25.64% interest in is assigned to NS.

-   Lakefront Dock - CR's 50% interest in is assigned to CSXT.

- CR's ownership in IHB will be assigned equally between CSXT and NS. It is the parties' current intention that CR's ownership in IHB will continue in CR. See city detail and trackage rights for details of IHB operations.

- CR's ownership interest in the following affiliates will be shared based on the Percentage, except where any of the assets of these affiliates are part of the Routes or Assets related to Routes or Facilities assigned to either NS or CSXT or are Shared Assets, then such affiliate assets will be assigned to the specific geography and not shared by the Percentage. However, if assets of these affiliates are solely assigned to one carrier based on specific geography, and are valued at greater than $1 million, then the other carrier will be due a portion of the value equal to that carrier's
    Percentage:

      - Merchants Dispatch Transportation
      - Locomotive Management Services
      - CRC Properties, Inc.
      - CRR Investments, Inc.

- The following affiliates are part of the route assets of CSXT and are assigned to CSXT:

      - SL&A Railway
      - Albany Port Railway

-   Triple Crown: Conrail's share will be assigned to NS.

- Conrail Direct - a truck contracting subsidiary which arranges pick-up and delivery of intermodal freight. Company will be shared by Percentage until parties can agree on a process for separation.

- EMP - a container leasing partnership including CR, NS and UP. CR's interest will be shared by the Percentage and CSXT will be made a partner.

                                    Exhibit B

                           TRACKAGE RIGHTS AND HAULAGE

CSXT RIGHTS ON NS

PERMANENT

- CP River (West Falls), PA - Abrams, PA: Overhead trackage rights on CR's Harrisburg Line for dimensional traffic.

- CP King (Norristown), PA - Woodbourne (CP Wood), PA: Overhead trackage rights on CR's Morrisville Line for dimensional traffic plus runaround rights on short portion of SEPTA's Norristown Line.

- Cleveland - Lorain, Fairlane, OH: Overhead trackage rights on CR's Chicago Line to serve 2-to-1 auto plants at Fairlane and Avon Lake (CR Lorain).

- Berea, OH - CP 181 (Cleveland, OH): Overhead trackage rights on CR's Chicago Line.

-   Chicago (Pine to Rock Island Jct.): Overhead trackage rights on CR Chicago
    Line.

- Columbus, OH: Overhead trackage rights on CR Buckeye Line from "CP Hocking" to Buckeye Yard, overhead trackage rights on CR Western Branch from Bannon to Scioto, overhead trackage rights on CR Cincinnati Line from "CP 139" to Buckeye Yard, via the Miami Lead, overhead trackage rights on the NS assigned east track of the CR Columbus Line from CP 138 to the vicinity of MP 133.5 (point of new NS connection), overhead trackage rights on CR Auburn Connection from "CP Camp" to "CP 139," and overhead trackage rights on NS from Bannon to the south (RR east) end of NS Watkins Yard (connection with Watkins-Parsons transfer track).

- Youngstown (Center St.) - Ashtabula Harbor, OH: CSXT overhead trackage rights on CR Youngstown Line to access Ashtabula Harbor facilities.

- Osborn Crossing - Streator, IL: Overhead trackage rights on CR Kankakee Line, Kankakee Secondary and Streator Secondary for up to 8 total trains/day to connect with, or with trackage of other intersecting railroads. CSXT trains over the above limits are subject to negotiations between CSXT and NS for CSXT contribution to investment needed for additional capacity.


NORTHEAST CORRIDOR

-   See Northeast Corridor in Exhibit A, III.

CR RIGHTS ON CSXT TRANSFERRED TO CSXT

-   Carleton, MI to Alexis, MI

INTERIM

- Berea, OH - Chicago (63rd St.): Overhead haulage on CR's Chicago Line for maximum of 6 merchandise and/or intermodal trains/day each way, until CR's Ft. Wayne Line (Ft. Wayne-Chicago now NS) is upgraded, up to a maximum of 3 years.

OTHER

All other CR rights that are part of, relate to, or connect with Routes, Assets Related to Routes, and Facilities assigned to CSXT will be considered appurtenant and will be assigned to CSXT, unless otherwise assigned in this agreement, including Exhibit A.

Unless otherwise provided herein, or in the Definitive Documentation, a trackage rights tenant shall only have the right to enter on and exit from the trackage rights lines at points other than the endpoints where the tenant may make a connection with its existing railroad line and joint CSXT/NS lines ("Point of Permitted Entry or Exit").

If, in the opinion of the tenant, a new or upgraded connection is required at a Point of Permitted Entry or Exit other than the endpoints, or, if in the opinion of the tenant, other upgrading, including but not limited to switches, power switches, signals, communications, etc., is required for operational efficiency, the landlord will, subject to its own operational needs, cooperate and the tenant will be responsible for funding that construction/upgrading at actual cost or a cost mutually agreed to by CSXT and NS.

The Definitive Documentation will include agreements with terms and conditions customary in the industry for trackage rights and haulage.

Where a tenant has access to 2-to-1 points via trackage rights, the tenant may at its option access the points via haulage.

Unless a contrary intent appears from this Agreement including Exhibit A, or from the Definitive Documentation, existing Conrail trackage rights over CSXT will be assigned to NS and existing Conrail trackage rights over NS will be assigned to CSXT.

                           TRACKAGE RIGHTS AND HAULAGE

NS RIGHTS ON CSXT

PERMANENT

- Muncie - Indianapolis (area). Overhead trackage rights on CR's Indianapolis Line to serve 2-to-1 shippers/shortlines in Indianapolis plus the GM metal fabrication plant.

- Lafayette - Indianapolis (area): Overhead trackage rights on CSXT's Lafayette - Crawfordsville, IN line to serve 2-to-1 shippers at Crawfordsville, IN and overhead trackage rights on CR's
    Crawfordsville-Indianapolis line to serve 2-to-1 shippers/shortlines in Indianapolis plus the GM metal fabrication plant.

- Buffalo (CP 437) - Niagara Falls (Suspension Bridge): Overhead trackage rights on CR's Belt Line Branch and Niagara Branch to connect with, or with trackage of Canadian carriers at Suspension Bridge.

- Philadelphia(Park Jct.) - Anacostia Jct., MD: Inherits CR's overhead trackage rights on CSXT.

-   Landover - RO (Alexandria, VA): Overhead trackage rights on CR's Landover
    Line.

- Toledo, OH: Inherits CR's overhead trackage rights on CSXT-controlled portion of former Toledo Terminal RR.

- Cleveland, OH: Overhead trackage rights on CR's Short Line from Quaker to Berea, OH. Overhead trackage rights on CR's Chicago Line from CP 181 to Collinwood Yard for purposes of interchange with CSXT.

- Crestline, OH - Fort Wayne (Mike), IN: Overhead trackage rights on CR's Fort Wayne Line (Ft. Wayne-Chicago now NS), with train limits as follows:

            - 8 total trains/day between Crestline and Bucyrus
            - 6 total trains/day between Bucyrus and Fort Wayne including rights to serve 2-1 customers at Upper Sandusky.
    NS trains over the above limits are subject to negotiations between CSXT and NS for NS contribution to CSXT investment needed for additional capacity. NS will [supervise the] dispatch[ing] of the Ft. Wayne to Crestline line until CSXT haulage over CR Chicago Line between Berea and Chicago is terminated. NS will control the Bucyrus interlocking permanently.

- Fort Wayne(Mike), IN - Chicago(Buff/Hick), IL: Overhead trackage rights on former CR Fort Wayne Line, with 10 total train/day limit (limit does not apply in Fort Wayne terminal). NS trains over the above limits are subject to negotiations between CSXT and NS for NS contribution to CSXT investment needed for additional capacity. NS will dispatch the line until CSXT haulage over CR Chicago Line between Berea and Chicago is terminated.

-   Porter - Ivanhoe, IN: Overhead trackage rights on CR's Porter Branch.

- Columbus, OH: Overhead trackage rights on CR Buckeye Line from "CP Hocking" to "CP 138," overhead trackage rights on CR Western Branch from Scioto to "CP Mounds," including the Mounds Connection, overhead trackage rights on Buckeye Yard Lead from "CP Buckeye" to "CP Darby," overhead trackage rights on the CSXT assigned west track of the CR Columbus Line from "CP 138" to the vicinity of Milepost 133.5 (point of new NS connection), and overhead trackage rights on CSXT between the south end of Parsons Yard (connection with Watkins-Parsons transfer track) and Scioto.

- Philadelphia: Overhead trackage rights on CR Harrisburg and Trenton Lines from Field to Belmont.

- Lima to Sidney, OH: Overhead trackage rights on CSXT Toledo Subdivision to serve 2-to-1 customers at Sidney.

NORTHEAST CORRIDOR

-   See Northeast Corridor in Exhibit A, III.

INTERIM

- Bound Brook, NJ - Woodbourne, PA: Overhead trackage rights for 12 total train/day limit on CR's Trenton Line for dimensional trains until Pattenburg Tunnel on CR's Lehigh line is cleared of dimensional restrictions, not to exceed three years.

CR RIGHTS ON NS TRANSFERRED TO NS

-   Carol, IL to Keensburg, IL
-   Mill-Crescentville, OH

OTHER

All other CR rights that are part of, relate to, or connect with Routes, Assets Related to Routes or Facilities assigned to NS will be considered appurtenant and will be assigned to NS, unless otherwise assigned in this Agreement, including Exhibit A.

Unless otherwise provided herein, or in the Definitive Documentation, a trackage rights tenant shall only have the right to enter on and exit from the trackage rights lines at points other than the endpoints where the tenant may make a connection with its existing railroad line and joint NS/CSXT lines ("Point of Permitted Entry or Exit").

If, in the opinion of the tenant, a new or upgraded connection is required at a Point of Permitted Entry or Exit other than the endpoints, or, if in the opinion of the tenant, other upgrading, including but not limited to switches, power switches, signals, communications, etc., is required for operational efficiency, the landlord will, subject to its own operational needs, cooperate and the tenant will be responsible for funding that construction/upgrading at actual cost or a cost mutually agreed to by CSXT and NS.

The Definitive Documentation will include agreements with terms and conditions customary in the industry for trackage rights and haulage.

Where a tenant has access to 2-to-1 points via trackage rights, the tenant may at its option access the points via haulage.

Unless a contrary intent appears from this Agreement including Exhibit A, or from the Definitive Documentation, existing Conrail trackage rights over CSXT will be assigned to NS and existing Conrail trackage rights over NS will be assigned to CSXT.

                            CONRAIL LINE ALLOCATION

All trackage is not listed herein. Lines listed include main line routes, primary branch lines and other lines which may need clarification. Lines pertain to acquired ownership or where identified (TR) to assumed present CR freight rights. Customer access is attributed to the acquiror of the line on which the customer is located. Trackage not specifically listed is to be acquired by the owner/acquirer of the route/line to which it connects. Clarification to customer access shall be driven by assumptions used in traffic modeling exercise "SCR2" used to arrive at the Percentage. City Detail (Exhibit A.III) and accompanying maps will govern in terminal areas

                                    EXHIBIT #

      Primary Route And Extension Acquisitions             Segmt            From

CSX Acquisitions
      NY/NJ to Cleveland - NYC Route & Extensions             1   North NJ Terminal              NJ
                                                              1   Poughkeepsie                   NY
                                                              1   New York City                  NY
                                                              1   Selkirk/Albany Term.           NY
                                                              1   Selkirk                        NY
                                                              2   Selkirk/Albany Term.           NY
                                                              3   Syracuse                       NY
                                                              4   Buffalo                        NY
                                                              5   Ashtabula                      OH
                                                             40   Boston                         MA
                                                             41   Syracuse                       NY
                                                             41   Adirondack Jct.                PQ
                                                             41   Woodard                        NY
                                                             41   Syracuse                       NY
                                                             41   Hawk                           NY
                                                             42   Buffalo Terminal               NY
                                                             42   Lockport                       NY
                                                             94   Syracuse                       NY
                                                            165   Selkirk/Boston Line            MA
                                                            165   Selkirk/Boston Line            MA
                                                            166   New York City                  NY
                                                            166   Connecticut Branch Lines
                                                            166   Connecticut Branch Lines
                                                              3   Churchville                    NY
                                                              3   Mortimer                       NY
                                                              3   Rochester Branch               NY

      Crestline to Chicago - PRR Route & Extensions          17   Crestline                      OH
                                                             18   Dunkirk                        OH
                                                    From NS  19   Fort Wayne                     IN
                                                    From NS  20   Warsaw                         IN
                                                             18   Adams                          IN

      Berea to E. St. Louis Route & Extensions               21   Cleveland Terminal             OH
                                                            122   Crestline                      OH
                                                             22   Galion                         OH
                                                             23   Ridgeway                       OH
                                                             24   Indianapolis                   IN
                                                             25   Terre Haute                    IN
                                                             26   Effingham                      IL
                                                             27   St. Elmo                       IL
                                                             27   Anderson                       IN
                                                             55   Columbus                       OH
                                                             83   Terre Haute                    IN
                                                            151   Danville                       IL
                                                             99   Indianapolis                   IN
                                                            100   Indianapolis                   IN
                                                            154   Indianapolis                   IN
                                                            105   HN Cabin                       IL
                                                            106   St. Elmo                       IL
                                                             98   Terre Haute                    IN
                                                             28   Muncie (Walnut Street)         IN
                                                             28   New Castle RT                  IN

      Columbus to Toledo Route & Extensions                  53   Columbus                       OH
                                                             52   Ridgeway                       OH
                                                             51   Blanchard                      OH
                                                             51   Toledo Terminal                OH
                                                             51   Toledo Terminal                OH

      Bowie to Woodzell, MD                                  90   Bowie                          MD
                                                             90   Brandywine                     MD


      Primary Route And Extension Acquisitions                        To

CSX Acquisitions
      NY/NJ to Cleveland - NYC Route & Extensions            Selkirk/Albany Term.           NY
                                                             New York City                  NY     TR
                                                             White Plains                   NY     TR

                                                             Poughkeepsie                   NY
                                                             Syracuse                       NY
                                                             Buffalo                        NY
                                                             Ashtabula                      OH
                                                             Cleveland Terminal             OH
                                                             Selkirk/Albany Term.           NY
                                                             Adirondack Jct.                PQ
                                                             Montreal (St. Luc)             PQ     TR
                                                             Oswego                         NY
                                                             Hawk                           NY
                                                             Port of Oswego                 NY     TR
                                                             Niagra Falls/Lockport          NY
                                                             West Somerset                  NY     TR
                                                             NYSW/FL Connections            NY
                                                             MA Branch Lines                MA
                                                             MA Branch Lines                MA     TR
                                                             Connecticut Branch Lines              TR

                                                                                                   TR
                                                             Wayneport                      NY
                                                             Avon                           NY


      Crestline to Chicago - PRR Route & Extensions          Dunkirk                        OH
                                                             Fort Wayne                     IN
                                                    From NS  Warsaw                         IN
                                                    From NS  Chicago Terminal (Clarke Jct.) IN
                                                             Decatur                        IN

      Berea to E. St. Louis Route & Extensions               Crestline                      OH
                                                             Galion                         OH
                                                             Ridgeway                       OH
                                                             Indianapolis                   IN
                                                             Terre Haute                    IN
                                                             Effingham                      IL
                                                             St. Elmo                       IL
                                                             E. St. Louis                   IL
                                                             Emporia                        IN
                                                             Galion                         OH
                                                             Danville                       IL
                                                             Olin                           IN
                                                             Rock Island                    IN
                                                             Crawfordsville/Bringhurst      IN
                                                             Shelbyville                    IN
                                                             Valley Jct.                    IL
                                                             Salem                          IL     TR
                                                             Beehunter                      IN     TR
                                                             New Castle RT                  IN     TR


      Columbus to Toledo Route & Extensions                  Ridgeway                       OH
                                                             Blanchard                      OH
                                                             Toledo Terminal                OH
                                                             Woodville                      OH
                                                             Stonyridge                     OH

      Bowie to Woodzell, MD                                  Morgantown                     MD
                                                             Chalk Point                    MD



Confidential                       4/8/97                                 Page 1

                            CONRAIL LINE ALLOCATION

                                   EXHIBIT #


      Primary Route And Extension Acquisitions              Segmt               From

CSX Acquisitions

      NY/NJ to Philadelphia (West Trenton Line)             182       Philadelphia                   PA

      Washington, DC to Landover, MD                         33       Washington (RO)                DC

      Quakertown Branch                                     130       Philadelphia Terminal          PA

      Chicago Area                                          192       Porter                         IN

                            CONRAIL LINE ALLOCATION

                                   EXHIBIT #


      Primary Route And Extension Acquisitions              Segmt               To

NY/NJ to Philadelphia (West Trenton Line)                    182         North NJ Terminal         NJ

Washington, DC to Landover, MD                                33         Landover                  MD

Quakertown Branch                                            130         Quakertown                PA     TR






Confidential                       4/8/97                                 Page 2

                            CONRAIL LINE ALLOCATION

                                    EXHIBIT #

      Primary Route And Extension Acquisitions              Segmt       From

NS Acquisitions
      NJ Terminal to Crestline - PRR Route & Extensions      10   North NJ Terminal
                                                             10   Somerville
                                                             10   Little Falls
                                                             10   Orange
                                                             10   Dover
                                                             10   Rockport
                                                             10   Phillipsburg
                                                             10   Allentown Terminal
                                                            186   Orange
                                                            170   North Jersey Terminal
                                                            182   Bound Brook
                                                             11   Allentown
                                                             12   Reading
                                                             12   Harrisburg Terminal
                                                             13   Harrisburg
                                                             13   Conemaugh Line
                                                             13   Pittsburgh
                                                             13   Central City
                                                             13   Pittsburgh Terminal
                                                             13   Monongahela
                                                             14   Pittsburgh Terminal
                                                             14   Pittsburgh
                                                             14   Salem
                                                             14   Beaver Falls
                                                             15   Alliance
                                                            120   Mantua
                                                             16   Alliance
                                                            114   Alliance
                                                            114   Rochester
                                                            114   E. Steubenville
                                                           1114   Steubenville Branches, Bridge
                                                            114   Pittsburgh Branches
                                                             45   Ashtabula
                                                            162   Ashtabula Harbor
                                                             46   Niles
                                                             46   Alliance
                                                             48   Youngstown
                                                             87   Allentown
                                                                  CP  Harris
                                                                  Cloe
                                                                  Tyrone

      Cleveland to Chicago - NYC Water Level Route            6   Cleveland Terminal
                                                              6   Elyria
                                                            159   Toledo Terminal
                                                              7   Toledo Terminal
                                                            107   Elkhart
                                                              8   Elkhart

      Philadelphia to Washington (NEC) Route & Extensions    31   Philadelphia Terminal
                                                             31   Wilmington Terminal
                                                             32   Perryville
                                                             32   Baltimore Terminal
                                                             33   Balt. BayView
                                                             33   Baltimore Terminal
                                                             33   Baltimore
                                                             34   Pocomoke
                                                             34   Harrington
                                                            131   Newark

      Michigan Operations (Excluding Joint Detroit Area)     50   Toledo Terminal
                                                             60   Detroit Terminal
                                                             61   Jackson
                                                             62   Kalamazoo
                                                             70   Jackson
                                                             71   Kalamazoo
                                                            156   Kalamazoo

      Eastern PA Lines & Extensions                          37   Philadelphia Terminal
                                                             37   Reading Terminal
                                                             37   Thorndale
                                                            136   Leola/Chesterbrook PA Lines

      Primary Route And Extension Acquisitions                           To

NS Acquisitions
      NJ Terminal to Crestline - PRR Route & Extensions     NJ    Somerville                     NJ
                                                            NJ    Allentown                      PA
                                                            NJ    Dover                          NJ     TR
                                                            NJ    Denville                       NJ     TR
                                                            NJ    Rockport                       NJ     TR
                                                            NJ    Phillipsburg                   NJ
                                                            PA    E. Stroudsburg                 PA

                                                            NJ    North Jersey Terminal          NJ     TR
                                                            NJ    Little Falls                   NJ     TR
                                                            NJ    Ludlow                         NJ     TR
                                                            PA    Reading                        PA
                                                            PA    Harrisburg                     PA
                                                            PA
                                                            PA    Pittsburgh                     PA
                                                                  via Saltsburg                  PA
                                                            PA    W. Brownsville                 PA
                                                            PA    South Fork                     PA
                                                            PA
                                                            PA    Marianna                       PA
                                                            PA
                                                            PA    Salem                          OH
                                                            OH    Alliance                       OH
                                                            PA    Wampum                         PA
                                                            OH    Cleveland Terminal             OH
                                                            OH    Cleveland Terminal             OH
                                                            OH    Crestline                      OH
                                                            OH    Omal                           OH
                                                            PA    Yellow Creek                   OH
                                                            WV    Weirton                        WV
                                                                                                 OH

                                                            OH    Youngstown                     OH
                                                            OH    Ashtabula                      OH
                                                            OH    Latimer                        OH
                                                            OH    Youngstown                     OH
                                                            OH    Rochester                      PA
                                                            PA    Hazelton                       PA
                                                            PA    Cloe                           PA     TR
                                                            PA    Shelocta                       PA
                                                            PA    Lock Haven                     PA     TR

      Cleveland to Chicago - NYC Water Level Route          OH    Toledo Terminal                OH
                                                            OH    Lorain                         OH
                                                            OH    Sylvania                       OH
                                                            OH    Goshen                         IN
                                                            IN    Goshen                         IN
                                                            IN    Porter                         IN

      Philadelphia to Washington (NEC) Route & Extensions   PA    Perryville                     MD     TR
                                                            DE
                                                            MD    Baltimore                      MD     TR
                                                            MD
                                                            MD    Landover                       MD     TR
                                                            MD
                                                            MD    Cockeysville                   MD
                                                            MD    New Castle Jct                 DE
                                                            DE    Frankford/Indian River         DE
                                                            DE    Porter                         DE

      Michigan Operations (Excluding Joint Detroit Area)    OH    Detroit Terminal               MI
                                                            MI    Jackson                        MI
                                                            MI    Kalamazoo                      MI
                                                            MI    Elkhart                        IN
                                                            MI    Lansing                        MI
                                                            MI    Grand Rapids                   MI
                                                            MI    Porter                         IN     TR

      Eastern PA Lines & Extensions                         PA    Reading                        PA

                                                            PA    Woodbourne                     PA
                                                                                                 PA


Confidential                        4/8/97                                Page 3

                            CONRAIL LINE ALLOCATION

                                    EXHIBIT #

      Primary Route And Extension Acquisitions              Segmt       From

NS Acquisitions
                                                            137   Philadelphia PA Terminal
                                                            111   Lancaster
                                                            112   Lancaster

      Indiana Lines & Extensions                             84   Anderson
                                                             85   Warsaw
                                                            163   Marion

      Buffalo to NY/NJ Terminal Route & Extensions           44   NJ/NY Jct.
                                                             44   Suffern
                                                             44   Port Jervis
                                                             44   Binghamton
                                                             44   NJ/NY Jct.
                                                             44   Paterson Jct.
                                                             38   Waverly
                                                             88   Waverly
                                                             89   Sayre
                                                             93   Lyons
                                                             95   Corning
                                                            171   North Jersey Terminal
                                                            171   Paterson  Jct.
                                                            171   NJ/NY Jct.

      Buffalo to Harrisburg and South                        35   Perryville
                                                             35   Carlisle
                                                             35   Wago
                                                             35   Harrisburg
                                                             36   Williamsport
                                                             39   Harrisburg
                                                             39   Watsontown
                                                              4   Ebenezer Jct.
                                                             91   Hornell
                                                             91   Corry
                                                             91   Youngstown

      Cincinnati, OH to Columbus, OH to Charleston, WV       54   Columbus
                                                             54   Cincinnati Terminal

                                                             56   Columbus Terminal
                                                             57   Truro
                                                            150   Charleston
                                                            150   Charleston

      Chicago South/Illinois Operations                     193   Gibson
                                                            193   Hartsdale
                                                             82   Hartsdale
                                                             81   Schneider
                                                             97   Keensburg
                                                            152   Schneider
                                                             80   Danville

      Chicago Market                                        194   Western Ave Operations/Loop
                                                            195   Chicago
                                                            196   Clarke Jct.
                                                            196   CP 509
                                                            197   Buff

      Primary Route And Extension Acquisitions                           To

NS Acquisitions
                                                                  Lancaster                      PA     TR
                                                            PA    Royalton                       PA     TR
                                                            PA    Lititz/Columbia                PA

      Indiana Lines & Extensions                            IN    Warsaw                         IN
                                                            IN    Goshen                         IN
                                                            IN    Red Key                        IN

      Buffalo to NY/NJ Terminal Route & Extensions          NJ    Suffern                        NY     TR
                                                            NY    Port Jervis                    NY
                                                            NY    Binghamton                     NY
                                                            NY    Waverly                        NY
                                                            NJ    Spring Valley                  NY     TR
                                                            NJ    Ridgewood                      NJ     TR
                                                            NY    Buffalo                        NY
                                                            NY    Mehoopany                      PA
                                                            PA    Ludlowville                    NY
                                                            NY    Himrods Jct                    NY
                                                            NY    Himrods Jct                    NY
                                                            NJ    Paterson Jct                   NJ     TR
                                                            NJ    North Newark                   NJ
                                                            NJ    North Jersey Terminal          NJ     TR

      Buffalo to Harrisburg and South                       MD    Harrisburg                     PA
                                                            PA    Harrisburg                     PA
                                                            PA    York (area)                    PA
                                                            PA    Shocks                         PA
                                                            MD    Harrisburg                     PA
                                                            PA    Buffalo                        NY
                                                            PA    Strawberry Ridge               PA
                                                            NY    Lackawanna                     NY
                                                            NY    Corry                          PA
                                                            PA    Erie                           PA     TR
                                                            OH    Oil City                       PA

      Cincinnati, OH to Columbus, OH to Charleston, WV      OH    Cincinnati                     OH
                                                            OH

                                                            OH    Truro                          OH
                                                            OH    Charleston                     WV
                                                            WV    Cornelia                       WV
                                                            WV    Morris Fork                    WV

      Chicago South/Illinois Operations                     IN    Hartsdale                      IN
                                                            IN    Chicago Heights                IL
                                                            IN    Schneider                      IN
                                                            IN    Hennepin                       IL
                                                            IL    Carol                          IL
                                                            IN    Wheatfield                     IN
                                                            IL    Pekin/Peoria                   IL

      Chicago Market                                              Cicero/Elsdon                  IL
                                                            IL    Grand Crossing                 IL
                                                            IN    Grand Crossing                 IL
                                                            IL    Calumet Park                   IL
                                                            IN    Porter                         IN

Confidential                       4/8/97                                 Page 4

                                    Map Index

NUMBER      LOCATION                                          DATE

1           Buffalo                                          4/8/97

2           Chicago Area                                     4/8/97

3           Cleveland                                        4/8/97

4           Columbus, OH                                     4/8/97

5           Detroit - Ownership and Commercial Limits        4/8/97

6           Detroit - Dispatching Only                       4/8/97

7           Fort Wayne                                       4/8/97

8           Indianapolis                                     4/8/97

9           North Jersey Terminal - Commercial Limits        4/8/97

10          North Jersey Terminal - Ownership Limits         4/8/97

11          Philadelphia - Ownership/Control (2 pages)       4/8/97

12          Philadelphia - Commercial Limits                 4/8/97

13          Toledo, OH                                       4/8/97

14          Washington, DC                                   4/8/97

15          Conrail System Map                               4/8/97

[Map No. 1: This is a map dated 4/8/97 showing railroad locations in and around Buffalo, New York. It indicates by colored lines the specific rail lines and other rail facilities assigned to NS and CSX, respectively, consistent with the narrative descriptions and the line segment information included in Exhibit A.]


[Map No. 2: This is a map entitled "C.R./I.H.B. Terminal Map", dated 4/8/97, which shows railroad locations in and around the Chicago area. It indicates by colored lines the specific rail lines (including trackage rights) and other rail facilities assigned to NS and CSX, respectively, in and around Chicago, IL, and Gary, IN., consistent with the narrative descriptions and the line segment information included in Exhibit A.]


[Map No. 3: This is a map entitled "Cleveland (No Scale)" which shows railroad locations in and around Cleveland, Ohio. It indicates by colored lines the specific CR rail lines (including trackage rights) and other CR rail facilities assigned to NS and CSX, respectively, in and around Cleveland, OH, consistent with the narrative descriptions and the line segment information included in Exhibit A. It also indicates existing CSX and NS rail lines.]


[Map No. 4: This is a map dated 4/8/97 which shows railroad routes and locations in and around Columbus, Ohio. It indicates by colored lines the specific CR rail lines (including trackage rights) and other CR rail facilities assigned to NS and CSX, respectively, in and around Columbus, OH, consistent with the narrative descriptions and the line segment information included in Exhibit A.]


[Map No. 5: This is a map entitled "Detroit (No Scale)", dated 4/8/97, which shows railroad locations in and around Detroit, Michigan. It indicates by colored lines (a) the specific CR rail lines (including trackage rights) and other CR rail facilities assigned to NS and CSX, respectively, in and around Detroit, MI, (b) the existing CSX and NS rail lines, and (c) the CR rail lines to be operated as "joint" terminal lines, consistent with the narrative descriptions and the line segment information included in Exhibit A.]


[Map No. 6: This is a map dated 4/8/97 which shows railroad locations in and around Detroit, Michigan. It indicates by colored lines the specific CR lines and areas as to which NS, on the one hand, and a new joint terminal entity to be operated for the benefit of both NS and CSX, on the other hand, will handle train dispatching functions, consistent with the narrative descriptions and the line segment information included in Exhibit A.]


[Map No. 7: This is a map entitled "Map IN-8b FORT WAYNE", dated 4/8/97, which shows railroad locations in and around Fort Wayne, Indiana. It indicates by colored lines those rail lines and areas that are to be reviewed by a joint NS/CSX inspection team for improved operations and reduced conflicting movements, consistent with the narrative descriptions and the line segment information included in Exhibit A.]


[Map No. 8: This is a circular map dated 4/8/97 which shows railroad locations in and around Indianapolis, Indiana. It indicates by colored lines (a) the specific CR rail lines (including trackage rights) and other CR rail facilities assigned to NS and CSX, respectively, in and around Indianapolis, IN, and (b) the existing CSX rail lines,consistent with the narrative descriptions and the line segment information included in Exhibit A.]


[Map No. 9: This is a map dated 4/8/97 which shows railroad locations in the northern New Jersey area. It indicates by colored lines the commercial limits of the rail lines and routes in northern New Jersey assigned to NS, those assigned to CSX and those which are to operated jointly for the benefit of both NS and CSX, consistent with the narrative descriptions and the line segment information included in Exhibit A.]


[Map No. 10: This is a map entitled "NJ/NY Joint Terminal Area (Enlarged)", dated 4/8/97, which shows railroad locations in the northern New Jersey area. It indicates by colored lines (a) the specific CR rail lines and other CR rail facilities assigned to NS and CSX, respectively, in northern New Jersey, and (b) the CR rail lines and routes to be operated as "joint terminal" lines, consistent with the narrative descriptions and the line segment information included in Exhibit A.]


[Map No. 11: This is a map consisting of two pages entitled "Philadelphia (Ownership/Control)", dated 4/8/97, which shows railroad locations in and around Philadelphia, Pennsylvania and southern New Jersey. Consistent with the narrative descriptions and the line segment information included in Exhibit A, this map indicates by colored lines (a) the specific CR rail lines and other CR rail facilities assigned to NS and CSX, respectively, in the Philadelphia area,
(b) the CR rail lines and routes to be operated as "joint terminal" lines, and
(c) the CR rail lines which are to be operated as "joint terminal" lines but as to which CSX will control dispatching functions.]


[Map No. 12: This is a map entitled "Philadelphia (Joint Commercial)", dated 4/8/97, which shows railroad locations in and around Philadelphia, Pennsylvania and southern New Jersey. Consistent with the narrative descriptions and the line segment information included in Exhibit A, this map indicates by colored lines the commercial access relating to (a) the specific CR rail lines and other CR rail facilities assigned to NS and CSX, respectively, in the Philadelphia area and (b) the CR rail lines and routes to be operated as "joint terminal" lines.]


[Map No. 13: This is a map dated 4/8/97 which shows railroad locations in and around Toledo, Ohio. Consistent with the narrative descriptions and the line segment information included in Exhibit A, this map indicates by colored lines
(a) the specific CR rail lines and other CR rail facilities assigned to NS and CSX, respectively, in the Toledo area, (b) the existing CSX and NS rail lines in and around Toledo, and (c) existing trackage rights in favor of NS on the Ann Arbor Railroad.]


[Map No. 14: This is a map entitled "Washington D.C. (No Scale)", dated 4/8/97, which shows railroad locations in and around Washington, D.C. Consistent with the narrative descriptions and the line segment information included in Exhibit A, this map indicates by colored lines (a) the specific CR rail lines and other CR rail facilities assigned to CSX in the Washington area, (b) the existing NS and CSX rail lines and routes, (c) NS trackage rights (existing and new) on CSX lines, and (d) CSX and NS trackage rights on Amtrak's Northeast Corridor route.]


[Map No. 15: This is a map of the northeastern part of the United States dated 4/8/97 which shows the rail lines comprising CR's railroad system network. Consistent with the narrative descriptions and the line segment information included in Exhibit A, this map indicates by colored lines (a) the CR rail lines and routes allocated to CSX, (b) the CR rail lines and routes allocated to NS, and (c) the CR rail lines and routes that are be operated jointly for the benefit of both CSX and NS.]